Exhibit 99.3

Mise à jour sur le plan de l'Infrastructure des soins de soins de santé en Guinée

Conakry, le 19 Juin 2015- Monsieur le Ministre de la santé, Son Excellence **Médecin Colonel Rémy LAMAH** et le Président Directeur Général de KALLO Inc. **Monsieur John Cecil**, annoncent aujourd'hui une mise à jour concernant les plans visant à améliorer de manière significative les infrastructures de soins de santé en République de Guinée.

La Guinée est en voie d'atteindre son d'arrêter la propagation du virus Ebola dans le pays.

Le défi de contenir et de traiter les maladies infectieuses comme le virus Ebola en Guinée sont complexes. Les causes profondes de ces problèmes sont souvent classées comme seul un manque d'infrastructures, alors qu'il faudrait aborder le problème d'un point de vue général à savoir traiter tous les aspects de la question, ce qui comprendrait la construction et équipement des infrastructures de soins de santé, l'éducation, la formation en fournissant un système de soutien, la construction de système et l'intégration de la communication avec le système de santé public existant.

Le gouvernement de Guinée devient partenaire avec KALLO Inc. qui est une organisation offrant une approche holistique pour relever les défis associés au traitement et au confinement des maladies infectieuses. La solution de KALLO Inc. se compose d'une plate forme intégrée de soins de santé qui comprend des polycliniques, des dispensaires et des hôpitaux mobiles, du transport, des équipements médicaux, la formation et une numérisation du système clinique pris en charge dans tout le pays et à son siège au Canada.

« Nous sommes ravis de travailler avec KALLO Inc. pour construire et renforcer nos infrastructures de soins de santé et nous allons travailler avec eux pour que nos médecins, infirmiers et aides soignants soient formés pour traiter et contenir la propagation des maladies infectieuses dans le pays. Les plates formes de soins de santé de KALLO Inc. pourraient nous aider à être mieux préparés à répondre à la flambée de maladies infectieuses avec confiance », a ajouté Son Excellence Rémy LAMAH, Ministre de la santé.

« KALLO Inc. est honoré d'être choisi comme partenaire du gouvernement de Guinée pour construire et mettre en œuvre une solution de livraison de soins de santé intégrée. Notre équipe s'attend de commencer les travaux de production sous peu avec l'objectif de livrer les deux premières plates formes de soins de santé dans le pays dans les prochains mois » a déclaré John Cecil, PDG et Chef de la mission de KALLO Inc.

Vu 20/6/15

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MINISTÈRE DE LA SANTÉ
LE MINISTRE
RÉPUBLIQUE DE GUINÉE

ENGLISH TRANSLATION

Exhibit 99.3

Update on Healthcare Infrastructure Plan for Guinea

CONAKRY, Guinea June 19, 2015 – Today the Minister of Health and Public Hygiene, Hon. Dr. Rémy LAMAH and the Chairman and CEO of Kallo Inc., John Cecil announced an update regarding the plans to significantly enhance the healthcare infrastructure in the Republic of Guinea.

Guinea is now on track to achieving its goal of stopping the spread of the Ebola virus in the country.

The challenges of containing and treating infectious diseases like Ebola in Guinea are complex. The root causes of these problems are often categorized as only a lack of infrastructure when in fact they require a comprehensive approach that addresses all facets of the issue that include building and augmenting a countries healthcare delivery infrastructure, education, training, providing a support system, and building communication systems which integrates with the existing public healthcare system.

The Government of Guinea is partnering with KALLO Inc., the only organization that offers a holistic approach to addressing the challenges associated with the treatment and containment of infectious diseases. KALLO Inc.'s solution consists of an integrated healthcare platform that includes, polyclinics, mobile clinics, hospitals, patient and staff transportation, medical equipment, education, training and digitally enabled clinical systems all supported by command centres both in-country and at KALLO Inc.'s headquarters in Canada.

 "We are delighted to work with KALLO Inc. to build and strengthen our healthcare infrastructure and will work with them to ensure our doctors, nurses and care givers are trained to treat and contain the spread of infectious diseases in the country. KALLO Inc.'s healthcare platforms will help us to be better prepared to address the outbreak of infectious diseases with confidence", said Hon. Dr. Rémy LAMAH, Minister of Health and Public Hygiene.

"KALLO is honoured to be selected as the Government of Guinea's partner to build and implement our unique solution of an Integrated Healthcare Delivery Platform. Our team expects to commence work on production shortly with the objective of delivering the first two Healthcare Platforms to the country in the coming months", added John Cecil, Chairman and CEO, KALLO Inc.